May 17, 2005
PETER KIEWIT SONS’, INC.
Instructions for Letter of Transmittal
To Tender up to 38% of the Outstanding Shares of
Kiewit Stock
Held by each Kiewit Stockholder
for
$37.55 Per Share, in Cash
Pursuant to the Tender Offer Described Below

        Peter Kiewit Sons’, Inc. has provided you with an offer to purchase dated May 17, 2005 that describes Kiewit’s offer to purchase up to 38% of the shares of Kiewit common stock held by you for $37.55 per share (the formula price of a share of Kiewit Stock), in cash, on the terms and subject to the conditions set forth in the offer to purchase and in the Letter of Transmittal attached to these Instructions. The tender offer is more fully described in the offer to purchase, and you should carefully review the offer to purchase prior to making a decision. Terms used in these instructions and the Letter of Transmittal and not otherwise defined herein have the meanings given to them in the offer to purchase.
      THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., OMAHA, NEBRASKA TIME, ON JUNE 28, 2005, UNLESS THE TENDER OFFER IS EXTENDED AS DESCRIBED IN THE OFFER TO PURCHASE.
      Tendering shares of Kiewit Stock is voluntary. IF YOU DO NOT WISH TO TENDER ANY SHARES OF KIEWIT STOCK, DO NOT FILL OUT THE ATTACHED LETTER OF TRANSMITTAL. However, Kiewit’s board of directors will utilize its discretion, pursuant to the restated certificate of incorporation, to redeem for cash from any Kiewit Stockholder who does not participate in the tender offer up to the maximum specified percentage, the number of shares of Kiewit Stock sufficient to reduce that Kiewit Stockholder’s ownership percentage of Kiewit Stock from what it was immediately prior to the expiration of the tender offer to what it would have been at the closing of the tender offer had such Kiewit Stockholder participated in the tender offer up to the maximum specified percentage. In calculating the number of shares owned immediately prior to the expiration of the tender offer, any shares donated to charitable organizations in accordance with the terms of Kiewit’s restated certificate of incorporation during the pendency of the tender offer will be treated as being owned by the transferring Kiewit Stockholder. Kiewit will effect such redemption eleven business days following the expiration of the tender offer. The redemption price per share will equal $37.55, the formula price of a share of Kiewit Stock on the redemption date and will be payable in cash.
      Shares of Kiewit Stock tendered pursuant to the tender offer may be withdrawn prior to the expiration date of the tender offer only in the manner described in the offer to purchase; otherwise, any tender of shares of Kiewit Stock made under the tender offer is irrevocable.
      Please read the following general instructions carefully before completing the Letter of Transmittal. FOR FURTHER INFORMATION OR ASSISTANCE CONCERNING THE LETTER OF TRANSMITTAL, CONTACT DOUGLAS A. OBERMIER, STOCK REGISTRAR, PETER KIEWIT SONS’, INC., KIEWIT PLAZA, OMAHA, NEBRASKA 68131, TELEPHONE (402) 271-2977.

GENERAL INSTRUCTIONS

1.	General
      The letter of transmittal or a photocopy of it should be properly filled in, dated and signed, and should be delivered to the address set forth below:

Douglas A. Obermier
Stock Registrar
Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131
      Unless you are directing your lender to deliver pledged certificates directly to the Stock Registrar as described below, your letter of transmittal must be accompanied by your share certificates for the Kiewit Stock being tendered. DO NOT SIGN OR OTHERWISE ENDORSE ANY SHARE CERTIFICATES TENDERED PURSUANT TO THE TENDER OFFER. EXECUTION OF THE LETTER OF TRANSMITTAL WILL ASSIGN YOUR TENDERED KIEWIT STOCK TO KIEWIT, SUBJECT TO CONSUMMATION OF THE TENDER OFFER. If any certificates for your Kiewit Stock being tendered have been pledged to U.S. Bank, N.A., you must so indicate in Box B, and upon delivery by you to Kiewit of an executed Letter of Transmittal, Kiewit and U.S. Bank, N.A. will be authorized to arrange for the delivery of pledged Kiewit Stock to Kiewit. If any certificates for your Kiewit Stock being tendered have been pledged to a lender other than U.S. Bank, N.A. and such certificates will be sent directly to Kiewit from your lender, you must so indicate in Box B and you must arrange with your lender for the delivery of such certificates to Kiewit before the expiration of the tender offer.
      TO BE EFFECTIVE, DELIVERY OF THIS LETTER OF TRANSMITTAL AND THE CERTIFICATES REPRESENTING SHARES OF KIEWIT STOCK YOU WISH TO TENDER MUST BE MADE PRIOR TO 11:59 P.M., OMAHA, NEBRASKA TIME, ON THE EXPIRATION DATE, WHICH WILL BE JUNE 28, 2005, UNLESS THE TENDER OFFER IS EXTENDED AS DESCRIBED IN THE OFFER TO PURCHASE. THE METHOD OF DELIVERY OF ALL DOCUMENTS TO THE STOCK REGISTRAR IS AT YOUR OPTION AND RISK. IF YOU CHOOSE TO SEND BY MAIL, IT IS RECOMMENDED THAT YOU SEND BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.
      If the tender offer is not completed for any reason, your Kiewit Stock will be returned to you (or your lender, if your Kiewit Stock is pledged to a lender).
2.     Signatures
      The signature on the Letter of Transmittal must correspond exactly to the name as written on the face of the share certificate(s) sent to the Stock Registrar. The name in which your certificates are issued is included on the enclosed list of your Kiewit Stock certificates. If you have questions regarding your certificates, please contact the Stock Registrar. If there is insufficient space to list all of your share certificates being submitted to the Stock Registrar or to respond to any other information, please attach a separate sheet.
3.     Lost Certificates
      If one or more of your share certificates have been lost or destroyed, you should contact the Stock Registrar for instructions regarding the relevant documentation and supporting evidence you will need to submit.
4.     Validity of Surrender
      A surrender of certificate(s) will not be deemed to have been made until all irregularities and defects have been cured or waived. Kiewit reserves full discretion to determine whether the documentation with respect to tendered Kiewit Stock is complete and generally to resolve all questions relating to tenders, including the date and hour of receipt of a tender, the propriety of execution of any document and all other questions regarding the validity or acceptability of any tender. Kiewit reserves the right to reject any tender not in proper form or to waive any irregularities or conditions. Kiewit’s interpretation of the terms and conditions of the tender offer, the Letter of Transmittal and these Instructions will be final. However, a tendering Kiewit Stockholder who disagrees with an interpretation by Kiewit may seek recourse under state law, to the extent that any such recourse is available. All improperly tendered certificates representing Kiewit Stock will be returned, unless irregularities are waived, without cost to the tendering holder thereof.
5.     Partial Tenders
      If less than all of the shares of Kiewit Stock which are evidenced by any share certificate are to be tendered, fill in the number of shares you actually wish to tender on the line(s) entitled “No. of Shares Tendered” in Box B and the balance of the shares on the adjacent line(s) entitled “No. of Shares to be Reissued.” A new certificate(s) for the remainder of the shares of Kiewit Stock which were evidenced by your old certificate(s) will be sent to you (or your lender, as applicable) as soon as practicable after the consummation of the tender offer. All shares evidenced by certificate(s) listed, up to the maximum specified percentage, will be deemed to have been tendered unless otherwise indicated.
      Additional copies of the Letter of Transmittal may be obtained from the Stock Registrar.

LETTER OF TRANSMITTAL
      To accompany certificates representing shares of common stock, par value $0.01 per share (“Kiewit Stock”), of Peter Kiewit Sons’, Inc., a Delaware corporation (“Kiewit”), or to authorize the delivery of pledged Kiewit Stock to Kiewit by U.S. Bank, N.A. or such other lender specified in Box B below when submitted in connection with the offer by Kiewit to purchase up to 38% of the shares of Kiewit Stock held by each Kiewit Stockholder, rounded to the nearest whole share (with 0.5 of a share rounded up to the next whole share), as described in the offer to purchase dated May 17, 2005.
Douglas A. Obermier, Stock Registrar:
      I hereby tender the shares of Kiewit Stock represented by the certificates listed in Box B below for $37.55 in cash, per share, on the terms and subject to the conditions set forth in the offer to purchase and this Letter of Transmittal.
BOX A: NAME AND ADDRESS OF REGISTERED HOLDER
Please type or print the name of the registered holder of the shares of Kiewit Stock listed in Box B exactly as such name appears on the surrendered share certificate(s) along with the address of the registered holder.
Name and Address of Registered Holder (type or print)
Name:

Address:

(Zip Code)
Telephone Number:

      Upon request, I agree to execute and deliver any additional documents deemed necessary or desirable by the Stock Registrar to complete the purchase of the certificates of Kiewit Stock.

      BOX B: TENDERED CERTIFICATES: Please list in Box B (and an attached sheet, if necessary) all the certificates representing shares of Kiewit Stock you are submitting to tender with this Letter of Transmittal, up to 38% of the total number of shares of Kiewit Stock that you own, or (i) if such certificates are pledged to U.S. Bank, N.A., the certificates you are authorizing to be surrendered to Kiewit by U.S. Bank, N.A., or (ii) if such certificates are pledged to a lender other than U.S. Bank, N.A., the name of such lender and the certificates you are directing such lender to send to Kiewit. Please see the cover letter accompanying the offer to purchase and this letter of transmittal for a calculation of the maximum number of shares you may tender in the tender offer. If you fill in a number higher than the maximum specified percentage, you will be deemed to have elected to tender the maximum specified percentage of your shares. If you fill in a number less than maximum specified percentage, Kiewit will exercise its right to redeem for cash the number of shares less than maximum specified percentage you elect to tender (less any shares you donated to charitable organizations in accordance with the terms of Kiewit’s restated certificate of incorporation during the pendency of the tender offer), as described in the offer to purchase.

Check the appropriate box:

Certificate to be
	Certificate Held	Sent Directly by		No. of Shares
Certificate	by U.S. Bank,	the Lender		Represented by	No. of Shares	No. of Shares
Enclosed	N.A.	Indicated Below	Certificate No.	Certificate	Tendered	to be Reissued

      BOX C: PAYMENT: The undersigned requests that the payment for the tendered shares listed in Box B to which the undersigned is entitled be delivered as specified in Box C below; provided that a portion of such payment may be made directly to your lender if, as a result of the tender offer, there would be insufficient collateral to cover the stock loan for your Kiewit Stock:
Check the applicable box(es) for payment to you and/or your lender:

☐	Please deliver payment by check of any amount not paid to the lender, as specified below, to the registered holder at the address set forth in Box A above

☐	Please deliver payment by check in the amount of $ to the lender specified below:
 Bank:

 Address:

 For Credit to Account Name:

 Bank Contact Name and Phone Number:

      The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the certificates tendered and has good title to such certificates, free and clear (except to the extent pledged to a lender) of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the certificates, and such certificates are not subject to any adverse claim (except to the extent so pledged). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.
      By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints designees of Kiewit as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to transfer to Kiewit ownership of the shares of Kiewit Stock tendered hereby on the books and records of Kiewit.
      The undersigned understands and agrees that the valid tender of shares of Kiewit Stock pursuant to the procedures described in Section 4 of the offer to purchase and in the general instructions hereto will constitute a binding agreement between the undersigned and Kiewit upon the terms and subject to the conditions of the tender offer.
      THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE OFFER TO PURCHASE DATED MAY 17, 2005 OF PETER KIEWIT SONS’, INC. RELATING TO THE TENDER OFFER.

Signed By: (Signature)

Date:	Name (Print)